Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. Sec. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Innovative Software Technologies, Inc (the “Company”) on Form 10-K for the period ending March 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peter M. Peterson, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

INNOVATIVE SOFTWARE TECHNOLOGIES, INC.

Date: September 29, 2014	By:	/s/ W. Barrett Wellman
W. Barrett Wellman
Chief Executive Officer (Principal Executive Officer)
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) Sole Director